Exhibit 99.2

inContact Acquires Workforce Optimization Provider Uptivity

Strategic Combination Brings Exciting Cloud Innovation

to the Workforce Optimization Market

SALT LAKE CITY – May 6, 2014 – inContact (NASDAQ: SAAS), the leading provider of cloud contact center software and contact center agent optimization tools, today announced the acquisition of workforce optimization (WFO) provider, CallCopy, Inc., which offers its products and services under the name “Uptivity.” Based in Columbus, Ohio, Uptivity provides a complete mid-market WFO suite comprised of speech and desktop analytics, agent coaching, call and desktop recording, as well as quality, performance, workforce management and satisfaction surveys.

This strategic acquisition extends inContact’s existing lead in the cloud contact center market and enables the company to address an additional estimated $1 billion in the expanding midsized WFO market, creating a powerful competitive advantage over other cloud players.

Said inContact CEO Paul Jarman, “Today’s midsized contact centers are every bit as complex as their enterprise counterparts and need to provide a high quality, multi-channel service experience with limited capital budget and resources. These centers often lack IT personnel and dedicated WFO staff and require solutions that are easy to learn and use.” Continued Jarman, “We have strong success with our existing Verint-powered solution in the cloud, which we will continue to offer to enterprise customers. With the addition of Uptivity’s full-featured WFO solution for the midmarket, inContact will now have a solid two-tier offering in a multibillion dollar industry.”

Uptivity brings approximately 700 customers to the growing inContact family. The combined customer base will benefit from broader, complementary solutions and rapid cloud innovation, with continued support for a variety of telephony infrastructures. Like inContact, Uptivity has a strong reputation for customer centricity, earning the top overall vendor satisfaction rating for three straight years in industry analyst DMG Consulting LLC’s Workforce Optimization Product and Market Report. inContact selected Uptivity due to the breadth of the company’s portfolio, their growing recurring revenue stream and their readiness to exploit the cloud opportunity.

According to Jeff Canter, Uptivity CEO, “inContact believes in the power of WFO to transform the customer experience and this has been Uptivity’s core mission for the past 10 years. We believe that this vision and the combination of two growing and dynamic companies will be both disruptive and exciting for the contact center market.”

inContact, Inc. acquired Uptivity for $8.8 million in cash and approximately $37 million in stock. Parsons Behle & Latimer served as legal advisor to inContact in connection with this transaction. BakerHostetler served as legal advisor to Uptivity in connection with this transaction. Raymond James & Associates, Inc. advised inContact and provided a fairness opinion to their Board of Directors of InContact regarding the acquisition.

Concluded Jarman, “We believe that there is a tremendous opportunity for SaaS innovation in the WFO market. We are excited about the promise of the Uptivity acquisition and the value it will deliver to the market, to our joint customers and to our shareholders as well.”

Conference Call Information

In conjunction with its Q1 earnings call today, inContact will discuss the acquisition of Uptivity, at 4:30 pm. Eastern time (1:30 p.m. Pacific).

Dial-In Number: 1-866-952-1907

International: + 1-785-424-1826

Conference ID#: INCONTACT

A replay of the call will be available via telephone after 7:30 p.m. Eastern time today and until May 13, 2014.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay Pin Number: 1233200

About inContact

inContact (NASDAQ: SAAS) is the cloud contact center software leader, helping organizations around the globe create high quality customer experiences. inContact is 100% focused on the cloud and is the only provider to combine cloud software with an enterprise-class telecommunications network for a complete customer interaction solution. Winner of 2014 CRM Magazine Rising Star Award, inContact has deployed over 1,300 cloud contact center instances. To learn more, visit www.inContact.com.

Media Contacts:

Cheryl Andrus

Cheryl.andrus@incontact.com

(801) 320-3646

Matt Donovan

Donovan@merrittgrp.com

(703) 390-1519

Investor Contact:

Edward Keaney

Market Street Partners

  ekeaney@marketstreetpartners.com

415-445-3238

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on inContact’s current expectations, estimates and projections about inContact’s industry, management’s beliefs, and certain assumptions made by management, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with inContact’s business model; our ability to develop or acquire, and gain market acceptance for new products, including our new sales and marketing and voice automation products, in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; its ability to expand operations; fluctuations in its earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; its ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; and its ability to expand, retain and motivate our employees and manage its growth. Further information on potential factors that could affect our financial results is included in inContact’s annual report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. inContact undertakes no obligation to revise or update publicly any forward-looking statement for any reason.